Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 6, 2004, accompanying the consolidated financial statements included in the Annual Report of McGrath RentCorp and Subsidiary on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the previously filed Registration Statements of McGrath RentCorp and Subsidiary on Forms S-8 (File No. 333-06112 and File No. 333-74089).

San Francisco, CA

March 8, 2004